                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                     Page 1 of 5

COMPANY CONTACT:

Michael Sophie                           Karl Spurzem
Chief Financial Officer                  Director, Investor Relations
(408) 866-3666                           (408) 866-3666

            P-COM, INC. ANNOUNCES RESULTS FOR THIRD QUARTER OF 1998
--------------------------------------------------------------------------------

     CAMPBELL, CA, USA (October 22, 1998) -- P-Com, Inc. (NASDAQ National
Market:  PCMS) reported results for its third quarter ended September 30, 1998
with sales of $30.2    million compared to sales of $57.2 million for the same
period in 1997, a decline of  47%.

     For the nine months ended September 30, 1998, sales were $152.3 million, compared to sales of $156.5 million for the same period in 1997, a decrease of 3%.

     The Company's net loss of $42.1 million for the third quarter of 1998, which includes restructuring and other charges of $26.6 million, compares to a net income of $4.0 million for the comparable period last year. The net loss of $0.97 per dilutive share with weighted average common and common equivalent shares of 43.4 million in the third quarter of 1998 compares to a net income per dilutive share of $0.09 with weighted average common and common equivalent shares of 44.6 million for the third quarter of 1997.

     The restructuring and other charges of $26.6 million consist of $6.7 million in restructuring and other charges, including severance, facilities consolidation expenses, write-downs of impaired assets and goodwill, a $5.4 million allowance for accounts receivable and $14.5 million in inventory write-downs. Excluding the restructuring and other charges, the Company's fully taxed net loss using a normalized tax rate of 34% would have been $14.5 million and the net loss would have been $0.33 per dilutive share.

     For the nine months ended September 30, 1998, the Company's net loss was $59.0 million which includes the $33.9 million in process research and development charge taken in the first quarter of 1998 associated with the acquisition of the Cylink Wireless Communications Group and the restructuring and other charges of $26.6 million described above. This compares to net income of $10.8 million for the comparable nine-month period last year. The basic and diluted net loss of $1.37 per share with weighted average common shares of 43.2 million in the first nine months of 1998 compares to diluted net income per share of $0.25 with weighted average common and common equivalent shares of 43.9 million for the prior year's first nine months.


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                                                                     Page 2 of 5

P-COM, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 1998
--------------------------------------------------------------------------------

     The results of operations for the first nine months of 1998, without giving effect to a one time in-process research and development charge of $33.9 million in the first quarter of 1998 associated with the acquisition of the Cylink Wireless Communications Group and the restructuring and other charges of $26.6 million in the third quarter, would have been a fully taxed net loss of $9.0 million or net loss of $0.21 per dilutive share with weighted average common and common equivalent shares of 43.2 million. The nine month adjusted results were calculated using a normalized tax rate of 34%.

     P-Com's Chairman and Chief Executive Officer, George P. Roberts, said "Important steps were taken during the quarter to consolidate our operations, reduce costs and conserve cash. We will continue to evaluate our allocation of capital and resources in light of the environment in which we operate. It is now more important than ever for us to focus on bringing the most advanced and cost effective wireless solutions to our customers."

     P-Com's Chief Financial Officer, Michael J. Sophie, commented "We are pleased with the progress we are making in reducing the amount of cash used in our operations and are confident that more progress will be made in the fourth quarter of 1998. The restructuring was a necessary response to the rapidly changing environment we operate in and we believe that as a result of these restructuring activities, our expenses going forward will be reduced."

     P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments. In addition, P-Com provides comprehensive network services including system and program planning and management, path design and installation. P-Com also provides cost efficient network performance monitoring devices.

     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions, the risk of early obsolescence and pending stockholder class action litigation. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond

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                                                                     Page 3 of 5

P-COM, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 1998
--------------------------------------------------------------------------------

the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

     P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, and China, is an ISO 9001 certified company. For additional information, contact P-Com at:

P-Com, Inc.   .   3175 S. Winchester Boulevard   .   Campbell, CA  95008   . USA

                TEL:  (408) 866-3666   .   FAX:  (408) 866-3655

                                      ###

                                                                     Page 4 of 5
                                  P-COM, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                       September 30, 1998            December 31,
                                                                                           (unaudited)                  1997
                                                                                       ------------------         ----------------
ASSETS
Current assets:
    Cash and cash equivalents                                                               $ 23,600                  $ 88,145
    Accounts receivable, net                                                                  49,906                    70,883
    Notes receivable                                                                             426                       205
    Inventories                                                                               83,227                    58,003
    Prepaid expenses and other assets                                                         16,917                    12,329
                                                                                            --------                  --------
          Total currents assets                                                             $174,076                   229,565

Property and equipment, net                                                                   47,319                    32,313
Deferred income taxes                                                                         19,236                     1,697
Goodwill and other assets                                                                     53,761                    41,946
                                                                                            --------                  --------
                                                                                            $294,392                  $305,521
                                                                                            ========                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                        $ 32,879                  $ 38,043
    Accrued employee benefits                                                                  2,983                     3,930
    Other accrued liabilities                                                                 10,723                     6,255
    Income taxes payable                                                                       4,140                     6,409
    Notes payable                                                                             45,967                       293
                                                                                            --------                  --------
          Total current liabilities                                                           96,692                    54,930

Long term debt                                                                               104,922                   101,690
                                                                                            --------                  --------

Minority interest                                                                                 --                       604
                                                                                            --------                  --------

Stockholders' equity:
    Common stock                                                                                   4                         4
    Additional paid-in capital                                                               136,174                   131,735
    Retained earnings                                                                        (40,645)                   18,380
    Cumulative translation adjustment                                                         (2,755)                   (1,822)
                                                                                            --------                  --------
          Total stockholders' equity                                                          92,778                   148,297
                                                                                            --------                  --------
                                                                                            $294,392                  $305,521
                                                                                            ========                  ========

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                                                                     Page 5 of 5
                                  P-COM, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data, unaudited)

                                                        Three Months Ended                Nine Months Ended
                                                 ---------------------------------  ------------------------------
                                                   Sept 30, 1998    Sept 30, 1997   Sept 30, 1998   Sept 30, 1997
                                                 -----------------  --------------  --------------  --------------

Sales                                                 $ 30,240            $57,191        $152,336        $156,476
Cost of Sales                                           41,701             33,074         113,953          92,901
                                                      --------            -------        --------   -------------
 Gross profit (deficit)                                (11,461)            24,117          38,383          63,575
                                                      --------            -------        --------   -------------

Operating expenses:
 Research and development                               12,005              7,081          29,925          20,906
 Selling and marketing                                   6,288              4,070          16,951          10,993
 General and administrative                             10,775              4,689          19,644          12,158
 Goodwill amortization                                   1,109                614           2,927           1,525
     Restructuring and other one-time charges            4,332                 --           4,332              --
 Acquired in-process research and
   development expenses                                     --                 --          33,882              --
                                                      --------            -------        --------   -------------
   Total operating expenses                             34,509             16,454         107,661          45,582
                                                      --------            -------        --------   -------------

Income (loss) from operations                          (45,970)             7,663         (69,278)         17,993

Interest and other income (expense), net                (2,652)               (99)         (4,958)           (270)
                                                      --------            -------        --------   -------------

Income (loss) before income taxes                      (48,622)             7,564         (74,236)         17,723

Provision (benefit) for income taxes                    (6,500)             3,528         (15,211)          6,897
                                                      --------            -------        --------   -------------

Net income (loss)                                     $(42,122)           $ 4,036        $(59,025)       $ 10,826
                                                      ========            =======        ========        ========
Net income (loss) per share:
 Basic                                                $  (0.97)           $  0.10        $  (1.37)       $   0.26
                                                      ========            =======        ========        ========
 Diluted                                              $  (0.97)           $  0.09        $  (1.37)       $   0.25
                                                      ========            =======        ========        ========

Shares used in per share computation:
 Basic                                                  43,459             42,435          43,204          41,993
                                                      ========            =======        ========        ========

 Diluted                                                43,459             44,604          43,204          43,871
                                                      ========            =======        ========        ========

                                       ##